UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2017
CORPORATE PROPERTY ASSOCIATES 18 - GLOBAL INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)

000-54970	90-0885534
(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former Name or Former Address, if Changed Since Last Report)
___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Corporate Property Associates 18 – Global Incorporated (“we,” “our” and “CPA®:18 – Global”) announced today that our estimated net asset value per share (“NAV”) as of December 31, 2016 is $7.90 per share of our Class A common stock and $7.90 per share of our Class C common stock, which were the same at September 30, 2016.

The NAV of $7.90 for both Class A Common Stock and Class C Common Stock will continue to be used for purposes of effectuating permitted redemptions of our common stock, issuing shares pursuant to our distribution reinvestment plan and, for the Class C Common Stock, the payment of the distribution and shareholder servicing fee.

The December 31, 2016 NAVs were calculated by our advisor in accordance with our current valuation policies. In calculating the NAVs, our advisor relied in part on a prior appraisal of the fair market value of our real estate portfolio as of December 31, 2015 (the “Prior Appraisal”), an updated appraisal of the fair market value of approximately an additional 25% of our real estate portfolio as of September 30, 2016 (the “September Update Appraisal”), an updated appraisal of the fair market value of approximately 25% of our real estate portfolio as of December 31, 2016 (the “December Update Appraisal”) and updated estimates of the fair market value of our debt as of December 31, 2016, all provided by Robert A. Stanger & Co., Inc. (“Stanger”), an independent consultant and service provider to the real estate industry. Our advisor then updated the Prior Appraisal of our real estate portfolio, the September Update Appraisal and the December Update Appraisal as discussed below and then adjusted the resulting net equity of our real estate portfolio for certain items, principally for the fair value of a loan asset, other net assets and liabilities of tangible or monetary value as of December 31, 2016, and an estimate of the advisor’s interest in disposition proceeds (if any), which may be paid to our advisor subject to the approval of the independent members of our board of directors, as of December 31, 2016. The estimate produced by this calculation was then divided by the total shares outstanding for each class of shares as of December 31, 2016 and rounded to the nearest penny.

In accordance with our current valuation policies, we obtain an independent rolling appraisal of the fair market value of approximately 25% of our real estate portfolio based on asset value once every quarter. The portfolio of assets to be appraised each quarter will be representative of the composition, by both geography and property type, of our entire portfolio. For each quarterly NAV calculation, we also update the latest independent real estate portfolio valuations for the following:

•
adding new acquisitions not included in the independent real estate portfolio value at their appraised values at acquisition, using independent third-party appraisal firms approved in advance by the independent members of our board of directors;

•
adding build-to-suit investments not included in the independent real estate portfolio value for either their latest quarterly carrying values for in-process projects or with a third-party appraised value for any completed project;

•
updating the value of any property that our advisor deems to have had a significant event during the quarter, based on an independent third-party appraisal (to the extent not already captured in the quarterly update appraisal); and

•	removing assets that were disposed of during the quarter.

In calculating the quarterly NAVs, our current valuation policies also provide that we:

•	obtain an updated independent valuation of our debt as of quarter end;

•	make adjustments for other tangible balance sheet assets and liabilities as of quarter end;

•	use total shares outstanding for each class of shares as of quarter end; and

•	use foreign exchange rates as of quarter end in converting the local currency fair market value of our international assets and liabilities to U.S. dollars.

If the amounts calculated in accordance with our quarterly valuation policies would result in a change within +/-1% of the most recently published NAVs, we do not change the NAVs from those most recently published.

For the quarter ended December 31, 2016, (i) we obtained an independent third-party appraisal for approximately one quarter of our portfolio, as well as one build-to-suit investment which was completed during the quarter, (ii) we acquired one self-storage property which was valued at its third-party appraised value at acquisition, (iii) there were no dispositions of properties and (iv) the Advisor reviewed the remainder of the portfolio and deemed that there were no other material developments or significant events. Stanger provided a fair market valuation of our debt at December 31, 2016, as discussed in more detail below. The resulting calculations done in accordance with our valuation policies were within +/-1% of the previously published NAVs at September 30, 2016; therefore, in accordance with our policies, the NAVs at December 31, 2016 remain $7.90 for both the Class A common stock and the Class C common stock.

The determination of NAV involves a number of assumptions and judgments, including estimates of the advisor’s interest in disposition proceeds (if any). These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $7.90 per share of Class A common stock or Class C common stock if we were to liquidate or engage in another type of liquidity event today. In particular, our December 31, 2016 NAV is not based on a full appraisal of the fair market value of our real estate portfolio at that date.

The methodology of determining our annual year-end and quarterly NAVs conforms to the Investment Program Association’s Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and fair value accounting standards under generally accepted accounting principles in the United States. In addition, our board of directors periodically reviews both our annual and quarterly NAV policies and processes.

Valuation Methodology for the December Update Appraisal

Summary of Methodology

The December Update Appraisal was based on the income method of valuation by applying to the properties, other than the fee-simple self-storage, a discounted cash flow analysis to: (i) the estimated net cash flow for each property in the portfolio during the remaining anticipated lease term unencumbered by mortgage debt; and (ii) the estimated residual value of each property from a hypothetical sale of the property upon the assumed expiration of the lease. The hypothetical sale amount was derived by capitalizing the estimated stabilized net operating income of each property for the year following the lease expiration at a selected capitalization rate and deducting estimated costs of sale. The discounted cash flow analysis also included re-tenanting costs at the end of the assumed lease term, as appropriate, including downtime costs, tenant improvement allowances, rental concessions and leasing commissions. In cases where a tenant had a purchase option deemed to be materially favorable to the tenant, or the tenant had long-term renewal options at rental rates materially below estimated market rental rates, the appraisal assumed the exercise of such purchase option or long-term renewal options in its determination of residual value. Where a property was deemed to have excess land, the discounted cash flow analysis included the estimated excess land value at the assumed expiration of the lease, based upon an analysis of comparable land sales or listings in the general market area of the property grown at estimated market growth rates through the assumed year of lease expiration. For the self-storage properties owned fee-simple by us, a direct capitalization analysis was performed.

The discount rates and residual capitalization rates used in the discounted cash flow analysis to value the properties in the December Update Appraisal were selected based on several factors, including the creditworthiness of the lessees; industry surveys; discussions with industry professionals; property type, location and age; current lease rates relative to estimated market lease rates; anticipated lease duration; and other factors deemed appropriate.

December Update Appraisal	Low	High	Weighted Average(1)
Discount rates applied to the estimated net cash flow of each property	5.00%	11.25%	7.77%
Discount rates applied to the estimated residual value of each property	6.50%	11.25%	8.64%
Residual capitalization rates applied to the properties	6.00%	10.50%	7.89%
__________
(1) Based on net operating income adjusted for our ownership interest in the properties.

For fee-simple self-storage, the capitalization rates applied in the direct capitalization analysis were based upon several factors, including industry surveys; discussions with industry professionals; information on capitalization rates from sale transactions; property type, location and age; and other factors deemed appropriate. The capitalization rates applied to the estimated net operating income for the 12-month period following the valuation date for the December Update Appraisal ranged from 5.00% to 7.00%, with a weighted average of approximately 6.03% for the self-storage properties.

Conclusion as to the December Update Appraisal

The result of the analysis outlined above was then adjusted where appropriate to reflect our economic ownership interest in each property and to convert the property value of each property located outside the United States to U.S. dollars based upon foreign exchange rates as of the valuation date.

Assumptions and Limitations

The appraisal is subject to certain assumptions and limiting conditions, including: (i) Stanger assumes no responsibility for matters of a legal nature affecting any of the properties in the December Update Appraisal and assumes that title to each property is good and marketable and that each property is free and clear of all liens unless otherwise stated; (ii) the appraisal assumes (A) responsible ownership and competent management of each property, (B) no hidden or unapparent conditions of any property's subsoil or structure that would render such property more or less valuable, (C) full compliance with all applicable federal, state and local zoning, access and environmental regulations and laws and (D) all required licenses, certificates of occupancy and other governmental consents have been, or can be, obtained and renewed; (iii) the information upon which Stanger's appraisal is based has been provided by, or gathered from, sources assumed to be reliable and accurate, including information that has been provided to Stanger by our advisor, and Stanger is not responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, exhibits and other factual matters; (iv) any necessary repairs or alterations to any property are assumed to be completed in a workmanlike manner; (v) the physical attributes and condition of the property improvements are based on representations by us, and Stanger assumes no responsibility for the soundness of structural members or for the condition of mechanical equipment, plumbing or electrical components; (vi) Stanger has made no survey of the properties and has assumed that there are no soil, drainage or environmental issues that would impair its opinion of value; (vii) any projections of income and expenses included in the appraisal and the valuation parameters utilized are not predictions of the future, rather, they are Stanger's best estimate of current market thinking as of the valuation date relating to future income and expenses, and Stanger makes no warranty or representation that any such projections will materialize; (viii) Stanger's opinion of value represents normal consideration for the properties sold unaffected by special terms, services, fees, costs or credits incurred in a transaction; (ix) Stanger has no knowledge of the existence of hazardous materials on or in any property, nor is Stanger qualified to detect such hazardous substances, and Stanger assumes no responsibility for the detection or existence of such conditions; (x) Stanger has assumed that each property is free of any negative impact with regard to the Environmental Cleanup Responsibility Act or any other environmental problems, or with respect to non-compliance with the Americans with Disabilities Act (“ADA”), and no investigation has been made by Stanger with respect to any potential environmental or ADA problems; (xi) Stanger’s opinions of value do not reflect any potential premium or discount that a potential buyer may assign to an assembled portfolio of properties or to a group of properties in a particular local market; and (xii) Stanger’s opinion of our real estate valued in the December Update Appraisal was based upon Stanger's engagement agreement with us, which called for the sole use of the income approach to value, and the assumption that the highest and best use of each property was as currently improved.

Valuation Methodology for New Acquisitions

The real property appraisals for each new property acquisition employed up to three approaches to value, typically considered by appraisers: the cost approach, the sales comparison approach and the income capitalization approach. The appraisers’ use of the preceding approaches was reflective of the terms of each appraisal’s engagement. In each case, the income capitalization approach was given primary consideration and utilized a discounted cash flow analysis and/or direct capitalization analysis, as deemed appropriate by each appraiser and reflective of the appraisal engagement.

In applying a discounted cash flow analysis, the appraisers prepared projected statements of operations for each property including revenues and expenses over a multi-year period reflective of the lease(s) encumbering the property and, for operating properties such as self-storage, anticipated operating levels based on reviews of the specific property market and historical operating levels. Each property is assumed to be sold at the end of the assumed multi-year holding period, with the residual value of the property calculated based on the capitalization of the estimated net operating income of the property in the year of sale, utilizing a capitalization rate deemed appropriate by the appraisers and deducting costs of sale deemed appropriate by the appraisers. The discount rates selected for the discounted cash flow analysis were determined by the appraisers based in part upon estimated target rates of return for buyers of similar properties, as well as property and market attributes.

In applying a direct capitalization analysis, the appraisers estimated the anticipated net operating income of the property and capitalized such income at a capitalization rate deemed appropriate for the property based upon property characteristics, competitive position and market conditions at the date of the appraisal. These income capitalization approach methodologies are consistent with the methodology used to value our real estate portfolio at December 31, 2015, in the September Update Appraisal and in the December Update Appraisal.

Fair Value of Debt

Summary of Methodology

Stanger performed a valuation of our property-level debt by reviewing available market data for comparable liabilities and applying selected discount rates to the stream of future debt payments. The discount rates were selected based on several factors including U.S. Treasury, Euro-Swap, U.K. Gilt, London Interbank Offered Rate and Euro Interbank Offered Rate yields as of the valuation date, as well as loan-specific items such as loan-to-value ratios, debt service coverage ratios, collateral property location, age and type, prepayment terms, and maturity and loan origination date. This methodology is consistent with the methodology used to value our debt at December 31, 2015 and September 30, 2016.

The discount rates applied to the future property level debt payments ranged from approximately 1.3% to 6.4%. The weighted average contractual interest rate was approximately 4.1%, and the estimated market weighted average interest rate was approximately 4.1%.

Assumptions and Limitations

Stanger’s valuation of the property-level debt is based in part on the “as is” market value of our real estate portfolio as of December 31, 2015, September 30, 2016 or December 31, 2016 adjusted, as described above, for the acquisitions, build-to-suits or material events. In addition, Stanger’s valuation of the property-level debt is subject to certain other assumptions and limiting conditions, including: (i) Stanger has been provided with loan documents and/or loan summaries, loan payment schedules and other factual loan information by W. P. Carey Inc. (the ultimate parent company of our advisor) and has relied upon and assumed that such information is correct in all material respects and no warranty is given by Stanger as to the accuracy of such information; (ii)  each collateral property is assumed to be free and clear of liens (other than the mortgage being valued); (iii) information furnished by others, upon which all or portions of Stanger’s value opinion is based, is believed to be reliable but has not been verified, and no warranty is given as to the accuracy of such information; and (iv) all mortgages are assumed to be salable, transferable or assumable between parties and are further assumed not to be in default. Stanger’s opinion of the property-level debt value was predicated on the above assumptions.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of Exhibit
99.1	Consent of Robert A. Stanger & Co., Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Corporate Property Associates 18 – Global Incorporated

Date:	March 20, 2017	By:	/s/ Susan C. Hyde
Susan C. Hyde
Managing Director and Corporate Secretary